UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2023

Mustang Bio, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38191	47-3828760
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

377 Plantation Street

Worcester, Massachusetts 01605

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MBIO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described under Item 5.07 of this Current Report on Form 8-K (the “Current Report”), on June 21, 2023, the stockholders of Mustang Bio, Inc. (the “Company” or “Mustang”) voted at the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”) to approve an amendment (the “Plan Amendment”) to the Company’s 2019 Employee Stock Purchase Plan (the “ESPP”) to increase the shares of common stock, par value $0.0001 per share (the “Common Stock”) available for issuance under the ESPP by 400,000 shares from 66,666 shares to 466,666 shares and increase the number of shares of Common Stock subject to a Purchase Right thereunder to 5,000.

The Company’s Board of Directors approved the Plan Amendment on March 28, 2023, subject to stockholder approval at the 2023 Annual Meeting. The Plan Amendment became effective at the time of stockholder approval.

A copy of the Plan Amendment is filed as Exhibit 10.1 to this Current Report and is incorporated by reference in this Item 5.02. The material terms of the ESPP, as so amended, are described in the Company’s definitive proxy statement on Schedule 14A for the 2023 Annual Meeting (the “2023 Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on April 28, 2023.

Item 5.07    Submission of Matters to a Vote of Security Holders.

Mustang held its 2023 Annual Meeting of stockholders on June 21, 2023 by means of an online virtual meeting platform at 1:00 p.m. Eastern Time. At the 2023 Annual Meeting, the following five proposals were approved: (i) the election of six directors to hold office until the 2024 annual meeting; (ii) the ratification of the appointment of KPMG LLC as Mustang’s independent registered public accounting firm for the year ending December 31, 2023; (iii) the approval of the compensation of the Company’s named executive officers, in an advisory vote; (iv) the approval of a 3-year frequency for an advisory vote on the compensation of the Company’s named executive officers, in an advisory vote; (v) an amendment to Mustang’s 2019 ESPP to increase the shares of common stock available for issuance under the ESPP by 400,000 shares and increase the number of shares subject to a Purchase Right thereunder to 5,000. The five proposals are described in detail in the 2023 Proxy Statement.

As of April 25, 2023, the record date for the determination of the shareholders entitled to notice of, and to vote at, the 2023 Annual Meeting, 7,307,960 shares of the Company’s Common Stock were outstanding and eligible to vote with an aggregate of 7,307,960 votes; 845,385 shares of the Company’s Class A Common Stock were outstanding and eligible to vote with an aggregate of 56,359 votes; and 250,000 shares of the Company’s Class A Preferred Stock were outstanding and eligible to vote with an aggregate of 8,119,084 votes, as determined in accordance with Section 3.1.3 of the Company’s Amended and Restated Articles of Incorporation. Approximately 87% of all votes were represented at the 2023 Annual Meeting, constituting a quorum.

Proposal 1

The votes with respect to the election of six directors to hold office until the 2024 annual meeting were as follows:

Director	For	Withheld	Broker Non-Votes
Michael S. Weiss	10,157,538	583,844	2,772,190
Lindsay A. Rosenwald, M.D.	10,155,900	585,482	2,772,190
Neil Herskowitz	10,319,736	421,646	2,772,190
Manuel Litchman, M.D.	10,229,325	512,057	2,772,190
Adam Chill	10,465,392	275,990	2,772,190
Michael Zelefsky, M.D.	10,465,460	275,922	2,772,190

Proposal 2

The votes with respect to the ratification of KPMG LLP as Mustang’s independent registered accounting firm for the year ending December 31, 2023 were as follows:

Total Votes For	Total Votes Against	Abstentions
13,416,567	67,990	29,015

Proposal 3

The votes with respect to the approval of the compensation of the named executive officers, in an advisory vote, were as follows:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
10,275,332	415,125	50,925	2,772,190

Proposal 4

The stockholders recommended a frequency of every three years for holding an advisory vote on the compensation of the Company’s named executive officers. The results of the advisory vote were as follows:

1 Year	2 Years	3 Years	Abstentions
765,968	22,813	9,934,636	17,965

In light of the vote on Proposal 4 and the Company’s Board of Director’s recommendation, the Company will hold an advisory vote on the compensation of its named executive officers every three years until the next required vote on the frequency of such advisory votes on the compensation of the Company’s named executive officers.

Proposal 5

The vote with respect to the approval of an amendment to Mustang’s ESPP were as follows:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
10,587,920	136,816	16,646	2,772,190

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

10.1	Amendment No. 2 to the Mustang Bio, Inc. 2019 Employee Stock Purchase Plan

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2023	Mustang Bio, Inc.
(Registrant)

	By:	/s/ Manuel Litchman, M.D.

Manuel Litchman, M.D.
President and Chief Executive Officer